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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                NORDSTROM, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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The following definitive additional materials will be sent via email to employees of the Registrant on April 28, 2000.

      If you are a shareholder of the Company (through the 401(k) Plan or otherwise), you recently received a proxy statement, proxy card and annual report. There are five items to vote on at the annual meeting. As you probably know, completing and returning the proxy card is the easiest way to vote your shares.

      We certainly do not want to dictate how any particular shareholder votes his or her shares, but we want to make sure that when you vote there is no confusion regarding management's recommendations. As stated in the proxy statement and on the proxy card itself, the Company is recommending that shareholders vote FOR items 1 through 4 (directors, purchase plan, option plan and auditors) and AGAINST item 5 (shareholder proposal on vendor standards compliance mechanisms). Management is recommending a NO vote on this proposal because the Company has operated its own vendor compliance program since 1994.